Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Actinium Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	40,000	(2)	$12.64	(4)	$505,600.00	$92.70 per $1,000,000	$46.87
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	25,000	(2)	$10.27	(4)	$256,750.00	$92.70 per $1,000,000	$23.80
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	45,000	(2)	$7.32	(4)	$329,400.00	$92.70 per $1,000,000	$30.54
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	25,000	(2)	$7.46	(4)	$186,500.00	$92.70 per $1,000,000	$17.29
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	250	(2)	$6.76	(4)	$1,690.00	$92.70 per $1,000,000	$0.16
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	250	(2)	$6.93	(4)	$1,732.50	$92.70 per $1,000,000	$0.16
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	167	(2)	$6.16	(4)	$1,028.72	$92.70 per $1,000,000	$0.10

Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	520,152	(2)	$6.07	(4)	$3,157,322.64	$92.70 per $1,000,000	$292.68
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	100,000	(2)	$6.02	(4)	$602,000	$92.70 per $1,000,000	$55.81
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	250	(2)	$6.68	(4)	$1,670.00	$92.70 per $1,000,000	$0.15
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	50,000	(2)	$7.40	(4)	$370,000.00	$92.70 per $1,000,000	$34.30
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	167	(2)	$8.58	(4)	$1,432.86	$92.70 per $1,000,000	$0.13
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	250	(2)	$8.03	(4)	$2,007.50	$92.70 per $1,000,000	$0.19
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	250	(2)	$7.74	(4)	$1,935.00	$92.70 per $1,000,000	$0.18
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	5,000	(2)	$5.93	(4)	$29,650.00	$92.70 per $1,000,000	$2.75
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	150	(2)	$5.20	(4)	$780.00	$92.70 per $1,000,000	$0.07
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	250	(2)	$5.40	(4)	$1,350.00	$92.70 per $1,000,000	$0.13
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	115,000	(2)	$5.20	(4)	$598,000.00	$92.70 per $1,000,000	$55.43

Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	1,669,704	(2)	$4.96	(4)	$8,281,731.84	$92.70 per $1,000,000	$767.72
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	20,250	(2)	$4.97	(4)	$100,642.50	$92.70 per $1,000,000	$9.33
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	40,000	(2)	$5.03	(4)	$201,200.00	$92.70 per $1,000,000	$18.65
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	30,000	(2)	$4.99	(4)	$149,700.00	$92.70 per $1,000,000	$13.88
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	250	(2)	$6.02	(4)	$1,505.00	$92.70 per $1,000,000	$0.14
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	300,000	(2)	$5.85	(5)	$1,755,000.00	$92.70 per $1,000,000	$162.69
Actinium Pharmaceuticals, Inc. 2019 Stock Plan, as amended	Equity	Common stock, par value $0.001 per share	Other	2,845,993	(3)	$5.84	(6)	$16,620,599.12	$92.70 per $1,000,000	$1,540.73
Total Offering Amounts								$33,159,227.68		$3,073.88
Total Fee Offsets (7)										$0.00
Net Fee Due										$3,073.88

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), we are also registering an indeterminable number of shares of common stock, par value $0.001 per share, as may be issued in connection with stock splits, stock dividends or similar transactions.

(2)	Represents shares of common stock issuable pursuant to equity awards outstanding under the Actinium Pharmaceuticals’ Inc. 2019 Plan, as amended (the “2019 Plan).

(3)	Represents shares of common stock available for issuance pursuant to unissued equity awards under the 2019 Plan.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and based upon the price at which such options may be exercised.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and based upon the market price of such restricted stock units as of the date of grant.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act with respect to 2,845,993 shares of common stock available for issuance pursuant to unissued equity awards under the 2019 Plan based on the average of the high and low prices per share of common stock as reported by NYSE American on August 17, 2022.

(7)	The Registrant does not have any fee offsets.